                                                                    Exhibit 4.13

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                            DOMINION RESOURCES, INC.

                                       and

           --------------------------------------, as Collateral Agent


                                       and

      ---------------------------------------, as Securities Intermediary


                                       and

       -------------------------------------, as Purchase Contract Agent


                       ----------------------------------


                                PLEDGE AGREEMENT

                          Dated as of -----------, 20--


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                                Table of Contents

                                                                                             Page
                                                                                             ----
Section 1   Definitions.......................................................................  2

Section 2   Pledge............................................................................  6
         Section 2.1   Pledge.................................................................  6
         Section 2.2   Control; Financing Statement...........................................  6
         Section 2.3   Termination............................................................  6

Section 3   Distributions on Pledged Collateral...............................................  6
         Section 3.1   Income Distributions...................................................  6
         Section 3.2   Principal Payments Following Termination Event.........................  7
         Section 3.3   Principal Payments Before or On Purchase Contract Settlement Date......  7
         Section 3.4   Payments to Purchase Contract Agent....................................  7
         Section 3.5   Assets Not Properly Released...........................................  8

Section 4   Control...........................................................................  8
         Section 4.1   Establishment of Collateral Account....................................  8
         Section 4.2   Treatment as Financial Assets..........................................  8
         Section 4.3   Sole Control by Collateral Agent.......................................  8
         Section 4.4   Securities Intermediary's Location.....................................  9
         Section 4.5   No Other Claims........................................................  9
         Section 4.6   Investment and Release.................................................  9
         Section 4.7   Statements and Confirmations...........................................  9
         Section 4.8   Tax Allocations........................................................  9
         Section 4.9   No Other Agreements.................................................... 10
         Section 4.10  Powers Coupled With An Interest........................................ 10

Section 5   Initial Deposit; Establishment of Treasury Units and Reestablishment of
               Corporate Units................................................................ 10
         Section 5.1   Initial Deposit of Senior Notes........................................ 10
         Section 5.2   Establishment of Treasury Units........................................ 10
         Section 5.3   Reestablishment of Corporate Units..................................... 11
         Section 5.4   Termination Event...................................................... 12

         Section 5.5   Cash Settlement........................................................ 13
         Section 5.6   Early Settlement....................................................... 15
         Section 5.7   Optional Remarketing................................................... 16
         Section 5.8   Application of Proceeds in Settlement; Remarketing..................... 15

Section 6   Voting Rights..................................................................... 20

Section 7   Rights and Remedies; Tax Event Redemption; Substitution........................... 20
         Section 7.1   Rights and Remedies of the Collateral Agent............................ 20
         Section 7.2   Tax Event Redemption................................................... 21
         Section 7.3   Substitutions ......................................................... 22

Section 8   Representations and Warranties; Covenants......................................... 22
         Section 8.1   Representations and Warranties......................................... 22
         Section 8.2   Covenants.............................................................. 22

Section 9   The Collateral Agent and the Securities Intermediary.............................. 23
         Section 9.1   Appointment, Powers and Immunities..................................... 23
         Section 9.2   Instructions of the Company............................................ 24
         Section 9.3   Reliance by Collateral Agent and Securities Intermediary............... 24
         Section 9.4   Rights in Other Capacities............................................. 24
         Section 9.5   Non-Reliance on Collateral Agent and Securities Intermediary........... 25
         Section 9.6   Compensation and Indemnity............................................. 25
         Section 9.7   Failure to Act......................................................... 25
         Section 9.8   Resignation of Collateral Agent and Securities Intermediary............ 26
         Section 9.9   Right to Appoint Agent or Advisor...................................... 28
         Section 9.10  Survival............................................................... 28
         Section 9.11  Exculpation............................................................ 28

Section 10  Amendment......................................................................... 28
         Section 10.1  Amendment Without Consent of Holders................................... 28
         Section 10.2  Amendment with Consent of Holders...................................... 29
         Section 10.3  Execution of Amendments................................................ 29
         Section 10.4  Effect of Amendments................................................... 29
         Section 10.5  Reference to Amendments................................................ 30

Section 11  Miscellaneous..................................................................... 30
         Section 11.1  No Waiver.............................................................. 30
         Section 11.2  Governing Law.......................................................... 30
         Section 11.3  Notices................................................................ 31
         Section 11.4  Successors and Assigns................................................. 31
         Section 11.5  Counterparts........................................................... 31
         Section 11.6  Severability........................................................... 31
         Section 11.7  Expenses, etc.......................................................... 31
         Section 11.8  Security Interest Absolute............................................. 32

EXHIBIT A   Instruction from Purchase Contract Agent to Collateral Agent
            (Establishment of Treasury Units)

EXHIBIT B   Instruction from Collateral Agent to Securities Intermediary
            (Establishment of Treasury Units)

EXHIBIT C   Instruction from Purchase Contract Agent to Collateral Agent
            (Reestablishment of Corporate Units)

EXHIBIT D   Instruction from Collateral Agent to Securities Intermediary
            (Reestablishment of Corporate Units)

EXHIBIT E   Notice of Cash Settlement from the Securities Intermediary to the
            Purchase Contract Agent

          PLEDGE AGREEMENT, dated as of            , 20  , among DOMINION
                                        -----------    --
     RESOURCES, INC., a Virginia corporation (the "Company"),
                                           , a national banking association, not
     --------------------------------------
     individually but solely as collateral agent (in such capacity, together with its successors in such capacity, the "Collateral Agent"),
                                           , not individually but solely in its
     --------------------------------------
     capacity as a securities intermediary with respect to the Collateral Account (in such capacity, together with its successors in such capacity,
     the "Securities Intermediary"), and                                       ,
                                         --------------------------------------
     a New York banking corporation, not individually but solely as purchase contract agent and as attorney-in-fact of the Holders from time to time of the Securities (in such capacity, together with its successors in such capacity, the "Purchase Contract Agent") under the Purchase Contract Agreement.

                                    RECITALS

          The Company and the Purchase Contract Agent are parties to the Purchase Contract Agreement dated as of the date hereof (as modified and supplemented and in effect from time to time, the "Purchase Contract Agreement"), under which there are being issued
                                                     ----------------------
     equity income securities (the "Securities") (or               Securities if
                                                     -------------
     the purchaser of the Certificates exercises its overallotment option in full), all of which will initially be Corporate Units.

          Each Corporate Unit, at issuance, consists of a unit comprised of (a) one stock purchase contract (the "Purchase Contract") under which (i) the Holder will purchase from the Company not later than the Purchase Contract Settlement Date, for an amount equal to $50 (the "Stated Amount"), a number of shares of Common Stock equal to the Settlement Rate or Early Settlement Rate, as the case may be, then in effect and (ii) the Company will pay the Holder Contract Adjustment Payments and (b) either beneficial ownership of
     (1) a 20   Series      % Senior Note due            of the Company (a
             --        - ---                  ----------
     "Senior Note"), having a principal amount equal to the Stated Amount and
     maturing on                      or (2) following a Remarketing or Tax
                 --------------------
     Event Redemption of the Senior Note, in accordance with the Purchase Contract Agreement, the Remarketing Agreement or the Supplemental Indenture, as applicable, the Treasury Portfolio Interest, subject to the termination or settlement of the Purchase Contracts.

          In accordance with the terms of the Purchase Contract Agreement, a Holder of Corporate Units may separate the Senior Notes from the related Purchase Contracts by substituting on or before the Election Date, for such Senior Notes, Treasury Securities that will pay on maturity in the aggregate an amount equal to the aggregate Stated Amount of such Corporate Units. Upon such substitution, the Corporate Units will become Treasury Units in accordance with the terms of the Purchase Contract Agreement. Each Treasury Unit will be comprised of (a) one Purchase Contract and (b) a 1/20 undivided beneficial interest in a Treasury Security, subject to the termination or settlement of the Purchase Contracts.

          Under the terms of the Purchase Contract Agreement and the Purchase Contracts, the Holders of the Securities have irrevocably authorized the Purchase Contract Agent, as attorney-in-fact of such Holders, among other things, to execute and deliver this

     Agreement on behalf of such Holders and to grant the pledge provided herein of the Collateral Account to secure the Obligations.

          Accordingly, the Company, the Collateral Agent, the Securities Intermediary and the Purchase Contract Agent, on its own behalf and as attorney-in-fact of the Holders from time to time of the Securities, agree as follows:

Section 1 Definitions

For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

          (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

          (b) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, Exhibit or other subdivision;

          (c) the following terms which are defined in the UCC shall have the meanings set forth therein: "certificated security," "control," "financial asset," "entitlement order," "securities account" and "security entitlement;"

          (d) the following terms and any other terms not defined in this Agreement have the meanings assigned to them in the Purchase Contract Agreement:
"Act," "Bankruptcy Code," "Board Resolution," "Business Day," "Cash Settlement," "Certificate," "Common Stock," "Contract Adjustment Payments," "Corporate Unit," "Early Settlement," "Early Settlement Amount," "Early Settlement Rate," "Failed Remarketing," "Holder," "Indenture Trustee," "Officers' Certificate," "Opinion of Counsel," "Outstanding Securities," "Person," "Purchase Contract Settlement Date," "Purchase Price," "Quotation Agent," "Remarketing," "Remarketing Agent," "Remarketing Agreement," "Settlement Rate," "Successful Remarketing," "Supplemental Indenture," "Tax Event Redemption," "Tax Event Redemption Date," "Termination Event," "Treasury Portfolio Interest," "Treasury Portfolio Return" and "Treasury Unit;"

          (e) the following terms have the meanings given to them in this section 1(e):

          "Agreement" means this Pledge Agreement, as the same may be amended, modified or supplemented from time to time.

          "Cash" means any coin or currency of the United States as at the time shall be legal tender for payment of public and private debts.

          "Collateral" means the collective reference to:

               (1) the Collateral Account;

               (2) all investment property and other financial assets from time to time credited to the Collateral Account, including, without limitation, (A) any Senior Notes or any Treasury Portfolio Interest then a component of the Corporate Units, and in each case, security entitlements relating thereto, (B) any Treasury Securities and security entitlements relating thereto delivered from time to time upon establishment of Treasury Units in accordance with Section 5.2 hereof and (C) payments made by Holders under Section 5.5 hereof;

               (3) all Proceeds of any of the foregoing (whether such Proceeds arise before or after the commencement of any proceeding under any applicable bankruptcy, insolvency or other similar law, by or against the pledgor or with respect to the pledgor); and

               (4) all powers and rights now owned or hereafter acquired under or with respect to the Collateral Account.

          "Collateral Account" means the Securities Account No.
                                                               --------------
     entitled "                                      , as Collateral Agent,
               --------------------------------------                       ----
     Securities Account (Dominion Resources, Inc.)" maintained by the Securities Intermediary for the Purchase Contract Agent on behalf of and as attorney-in-fact for the Holders.

          "Collateral Agent" means the Person named as the "Collateral Agent" in the paragraph preceding the recitals of this Agreement until a successor shall have become such in accordance with the terms of this Agreement, and thereafter "Collateral Agent" shall mean such successor.

          "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor shall have become such, and thereafter "Company" shall mean such successor.

          "Obligations" means, with respect to each Holder, the collective reference to all obligations and liabilities of such Holder under such Holder's Purchase Contract and this Agreement or any other document made, delivered or given in connection herewith or therewith, in each case whether on account of principal, interest (including, without limitation, interest accruing before and after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to such Holder, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Company or the Collateral Agent or the Securities Intermediary that are required to be paid by the Holder under the terms of any of the foregoing agreements).

          "Permitted Investments" means any one of the following which shall mature not later than the next succeeding Business Day:

               (1) any evidence of indebtedness with an original maturity of 365 days or less issued, or directly and fully guaranteed or insured, by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support of the timely payment thereof or such indebtedness constitutes a general obligation of it);

               (2) deposits, certificates of deposit or acceptances with an original maturity of 365 days or less of any institution which is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $200,000,000 at the time of deposit, which may include the Collateral Agent or any of its affiliates;

               (3) investments with an original maturity of 365 days or less of any Person that are fully and unconditionally guaranteed by a bank referred to in clause (2);

               (4) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed as to timely payment by the full faith and credit of the United States Government;

               (5) investments in commercial paper, other than commercial paper issued by the Company or its affiliates, of any corporation incorporated under the laws of the United States or any State thereof, which commercial paper has a rating at the time of purchase at least equal to "A-1" by Standard & Poor's Ratings Services ("S&P") or at least equal to "P-1" by Moody's Investors Service, Inc. ("Moody's"); and

               (6) investments in money market funds registered under the Investment Company Act of 1940, as amended, rated in the highest applicable rating category by S&P or Moody's, which may include such money market funds offered, administered or serviced by the Collateral Agent or any of its affiliates.

          "Pledge" means the lien and security interest created by this Agreement.

          "Pledged Senior Notes" means the Senior Notes and security entitlements with respect thereto from time to time credited to the Collateral Account and not then released from the Pledge.

          "Pledged Treasury Portfolio Interest" means the Treasury Portfolio Interest and security entitlements with respect thereto from time to time credited to the Collateral Account and not then released from the Pledge.

          "Pledged Treasury Securities" means Treasury Securities and security entitlements with respect thereto from time to time credited to the Collateral Account and not then released from the Pledge.

          "Proceeds" has the meaning ascribed thereto in the UCC and includes, without limitation, all interest, dividends, cash, instruments, securities, financial assets (as defined in (S) 8-102(a)(9) of the UCC) and other property received, receivable or otherwise distributed upon the sale, exchange, collection or disposition of any financial assets from time to time held in the Collateral Account.

          "Purchase Contract Agent" has the meaning specified in the paragraph preceding the recitals of this Agreement until a successor shall have become such in accordance with the terms of the Purchase Contract Agreement, and thereafter "Purchase Contract Agent" shall mean such successor.

          "Purchase Contract Agreement" has the meaning specified in the first paragraph of the recitals of this Agreement.

          "Securities Intermediary" means the Person named as the "Securities Intermediary" in the paragraph preceding the recitals until a successor shall have become such in accordance with the terms of this Agreement, and thereafter "Securities Intermediary" shall mean such successor.

          "Separated Senior Notes" means any Senior Notes that are not Pledged Senior Notes.

          "TRADES" means the Treasury/Reserve Automated Debt Entry System maintained by the Federal Reserve Bank of New York under the TRADES Regulations.

          "TRADES Regulations" means the regulations of the United States Department of the Treasury, published at 31 C.F.R. Part 357, an amended from time to time. Unless otherwise defined herein, all terms defined in the TRADES Regulations are used herein as therein defined.

          "Transfer" means:

               (1) in the case of certificated securities in registered form, delivery as provided in (S)8-301(a) of the UCC, indorsed to the transferee or in blank by an effective indorsement

               (2) in the case of Treasury Securities, registration of the transferee as the owner of such Treasury Securities on TRADES; and

               (3) in the case of security entitlements, including, without limitation, security entitlements with respect to Treasury Securities, a securities intermediary indicating by book entry that such security entitlement has been credited to the transferee's securities account.

          "Treasury Security" means a zero-coupon U.S. Treasury Security which has a principal amount at maturity of $1,000 and matures on or before the Business Day before the Purchase Contract Settlement Date.

          "UCC" means the Uniform Commercial Code as in effect in the State of New York from time to time.

          "Value" means, with respect to any item of Collateral on any date, as to (i) Cash, the face amount thereof, (ii) Senior Notes, the aggregate principal amount thereof, (iii) Treasury Securities, the aggregate principal amount thereof at maturity, and (iv) Treasury Portfolio Interest, the aggregate principal amount thereof at maturity.

Section 2 Pledge

     Section 2.1 Pledge

          Each Holder, acting through the Purchase Contract Agent as such Holder's attorney-in-fact, hereby pledges and grants to the Collateral Agent, as agent of and for the benefit of the Company, a continuing first priority security interest in and to, and a lien upon and right of set off against, all of such Holder's right, title and interest in and to the Collateral to secure the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Obligations. The Collateral Agent shall have all of the rights, remedies and recourses with respect to the Collateral afforded a secured party by the UCC, in addition to, and not in limitation of, the other rights, remedies and recourses afforded to the Collateral Agent by this Agreement.

     Section 2.2 Control; Financing Statement

          (a) The Collateral Agent shall have control of the Collateral Account under the provisions of Section 4.3 of this Agreement.

          (b) On the date of initial issuance of the Securities, the Company shall file in the Office of the Secretary of State of the State of New York, a financing statement with the Purchase Contract Agent, as attorney-in-fact for the Holders, as debtor, and the Collateral Agent, as the secured party, describing the Collateral.

     Section 2.3 Termination

          As to each Holder, this Agreement and the Pledge created hereby shall terminate upon the satisfaction of such Holder's Obligations. Upon termination, the Securities Intermediary shall, under written instructions received from the Purchase Contract Agent, Transfer any remaining Collateral to the Purchase Contract Agent for distribution to such Holder in accordance with its interest, free and clear of any lien, pledge or security interest created hereby.

Section 3 Distributions on Pledged Collateral

     Section 3.1 Income Distributions

          All income distributions, including interest, received by the Securities Intermediary or the Collateral Agent on account of the Pledged Senior Notes, Pledged Treasury Portfolio Interest, Pledged Treasury Securities or Permitted Investments from time to time held in the Collateral Account shall be distributed to the Purchase Contract Agent for the benefit of the applicable Holders as provided in the Purchase Contracts. Notwithstanding the foregoing, income distributions, including interest payments received by the Securities Intermediary or the Collateral Agent on account of the Treasury Portfolio Interest, shall not exceed the Treasury Portfolio Return.

     Section 3.2 Principal Payments Following Termination Event

          All payments received by the Collateral Agent or the Securities Intermediary following a Termination Event with respect to (1) the Pledged Senior Notes or security entitlement with respect thereto, (2) the Pledged Treasury Portfolio Interest or security entitlement with respect thereto or (3) the Pledged Treasury Securities or security entitlement with respect thereto, shall, in each case, be distributed to the Purchase Contract Agent for the benefit of the applicable Holders for distribution to such Holders in accordance with their respective interests.

     Section 3.3 Principal Payments Before or On Purchase Contract Settlement
                 Date

          (a) Subject to the provisions of Section 7.2, and except as provided in clause 3.3(b) below, if, to the knowledge of the Collateral Agent and the Securities Intermediary, no Termination Event shall have occurred, all payments received by the Collateral Agent or the Securities Intermediary of (1) the principal amount with respect to the Pledged Senior Notes or security entitlement with respect thereto, (2) the principal amount with respect to the Pledged Treasury Portfolio Interest or security entitlement with respect thereto or (3) the principal amount with respect to the Pledged Treasury Securities or security entitlement with respect thereto, shall be held and invested at the written direction of the Company in Permitted Investments until the Purchase Contract Settlement Date and on the Purchase Contract Settlement Date distributed to the Company as provided in Section 5.8 hereof. Any balance remaining in the Collateral Account shall be distributed to the Purchase Contract Agent for the benefit of the applicable Holders for distribution to such Holders in accordance with their respective interests. The Company shall instruct the Securities Intermediary or the Collateral Agent, as applicable, as to the type of Permitted Investments in which any payments made under this Section shall be invested, provided, however, that if the Company fails to deliver such instructions by 10:30 a.m. (New York City time), the Securities Intermediary or the Collateral Agent, as applicable, shall invest such payments in the Permitted Investments described in clause 6 of the definition of Permitted Investments.

          (b) All payments received by the Collateral Agent or the Securities Intermediary of (1) the principal amount with respect to the Pledged Senior Notes or security entitlements with respect thereto, (2) the principal amount with respect to the Pledged Treasury Portfolio Interest or security entitlements with respect thereto or (3) the principal amount of Treasury Securities or security entitlements with respect thereto that, in each case, have been released from the Pledge shall be distributed to the Purchase Contract Agent for the benefit of the Holders to be distributed to such Holders in accordance with their respective interests.

     Section 3.4 Payments to Purchase Contract Agent

          Payments to the Purchase Contract Agent hereunder shall be made to the account designated by the Purchase Contract Agent for such purpose not later than 12:00 p.m. (New York City time) on the Business Day such payment is received by the Securities Intermediary; provided, however, that if such payment is received by the Securities Intermediary on a day that is not a Business Day or after 11:00 a.m. (New York City time) on a Business Day, then such payment shall be made no later than 10:30 a.m. (New York City time) on the next succeeding Business Day.

     Section 3.5 Assets Not Properly Released

          If the Purchase Contract Agent or any Holder shall receive any principal payments on account of financial assets credited to the Collateral Account and not released therefrom in accordance with this Agreement, the Purchase Contract Agent or such Holder shall hold the same as trustee of an express trust for the benefit of the Company and, upon receipt of an Officers' Certificate so directing, promptly deliver the same to the Securities Intermediary for credit to the Collateral Account or to the Company for application to the obligations of the Holders under the related Purchase Contracts, and the Purchase Contract Agent and Holders shall acquire no right, title or interest in any such payments of principal amounts so received.

Section 4 Control

     Section 4.1 Establishment of Collateral Account

          The Securities Intermediary hereby confirms that:

          (1) the Securities Intermediary has established the Collateral
     Account;

          (2) the Collateral Account is a securities account;

          (3) subject to the terms of this Agreement, the Securities Intermediary shall treat the Purchase Contract Agent as entitled to exercise the rights that comprise any financial asset credited to the Collateral Account;

          (4) all property delivered to the Securities Intermediary under this Agreement or the Purchase Contract Agreement or the Indenture will be credited promptly to the Collateral Account; and

          (5) all securities or other property underlying any financial assets credited to the Collateral Account shall be registered in the name of the Securities Intermediary, indorsed to the Securities Intermediary, or in blank or credited to another securities account maintained in the name of the Securities Intermediary, and in no case will any financial asset credited to the Collateral Account be registered in the name of the Purchase Contract Agent or any Holder, payable to the order of the Purchase Contract Agent or any Holder or specially indorsed to the Purchase Contract Agent or any Holder.

     Section 4.2 Treatment as Financial Assets

          Each item of property (whether investment property, financial asset, security, instrument or cash) credited to the Collateral Account shall be treated as a financial asset.

     Section 4.3 Sole Control by Collateral Agent

          Except as provided in Section 6, at all times before the termination of the Pledge, the Collateral Agent shall have sole control of the Collateral Account, and the Securities Intermediary shall take instructions and directions with respect to the Collateral Account solely from the Collateral Agent. If at any time the Securities Intermediary shall receive an entitlement order issued by the Collateral Agent and relating to the Collateral Account, the Securities

Intermediary shall comply with such entitlement order without further consent by the Purchase Contract Agent or any Holder or any other Person. Until termination of the Pledge, the Securities Intermediary will not comply with any entitlement orders issued by the Purchase Contract Agent or any Holder.

     Section 4.4 Securities Intermediary's Location

          The Collateral Account and the rights and obligations of the Securities Intermediary, the Collateral Agent, the Purchase Contract Agent and the Holders with respect thereto shall be governed by the laws of the State of New York. Regardless of any provision in any other agreement, for purposes of the UCC, New York shall be deemed to be the Securities Intermediary's location.

     Section 4.5 No Other Claims

          Except for the claims and interest of the Collateral Agent, the Company, the Purchase Contract Agent and the Holders in the Collateral Account, the Securities Intermediary does not know of any claim to, or interest in, the Collateral Account or in any financial asset credited thereto. If any person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Collateral Account or in any financial asset carried therein, the Securities Intermediary will promptly notify the Collateral Agent, the Purchase Contract Agent and the Company.

     Section 4.6 Investment and Release

          All proceeds of financial assets from time to time deposited in the Collateral Account shall be invested and reinvested as provided in this Agreement. At all times before termination of the Pledge, no property shall be released from the Collateral Account except in accordance with this Agreement or upon written instructions of the Collateral Agent.

     Section 4.7 Statements and Confirmations

          The Securities Intermediary will promptly send copies of all statements, confirmations and other correspondence concerning the Collateral Account and any financial assets credited thereto simultaneously to each of the Purchase Contract Agent and the Collateral Agent at their addresses for notices under this Agreement.

     Section 4.8 Tax Allocations

          The Company shall report all items of income, gain, expense and loss recognized in the Collateral Account to the Internal Revenue Service and all state and local taxing authorities under the names and taxpayer identification numbers of the Holders that are the beneficial owners thereof. Neither the Collateral Agent nor the Securities Intermediary shall have any responsibility for such tax reporting.

     Section 4.9 No Other Agreements

          The Securities Intermediary has not entered into, and before the termination of the Pledge will not enter into, any agreement with any other Person relating to the Collateral Account or any financial assets credited thereto, including, without limitation, any agreement to comply with entitlement orders of any Person other than the Collateral Agent.

     Section 4.10 Powers Coupled With An Interest

          The rights and powers granted in this Section 4 to the Collateral Agent have been granted in order to perfect its security interests in the Collateral Account, are powers coupled with an interest and will be affected neither by the bankruptcy of the Purchase Contract Agent or any Holder nor by the lapse of time. The obligations of the Securities Intermediary under this
Section 4 shall continue in effect until the termination of the Pledge.

Section 5 Initial Deposit; Establishment of Treasury Units and Reestablishment of Corporate Units

     Section 5.1 Initial Deposit of Senior Notes

          Before or concurrently with the execution and delivery of this Agreement, the Purchase Contract Agent, on behalf of the initial Holders of the Corporate Units, shall Transfer to the Securities Intermediary, for credit to the Collateral Account, the Senior Notes or security entitlements relating to such Senior Notes, and, if the Transfer takes the form of security entitlements, the Securities Intermediary shall indicate by book entry that a securities entitlement with respect to such Senior Notes has been credited to the Collateral Account.

     Section 5.2 Establishment of Treasury Units

          (a) A Holder may separate the Senior Notes from the related Purchase Contracts in respect of such Holder's Corporate Units by substituting for such Senior Notes Treasury Securities in an aggregate principal amount equal to the aggregate principal amount of such Senior Notes at any time until 5:00 p.m. (New York City time), on the Election Date by:

          (1) providing notice to the Purchase Contract Agent, substantially in the form of Exhibit C of the Purchase Contract Agreement, of such Holder's intention to create Treasury Units;

          (2) for each group of 20 Corporate Units from which such Holder wishes to create Treasury Units, transferring a Treasury Security to the Securities Intermediary which shall then (y) deposit the Treasury Security with the Collateral Agent in the Collateral Account under this Agreement and instruct the Collateral Agent to hold such Treasury Security as Collateral under this Agreement and (z) instruct the Collateral Agent to release to such Holder $1,000 principal amount of Senior Notes formerly subject to the Pledge;

          (3) transferring the related Corporate Units to the Purchase Contract Agent accompanied by a notice to the Purchase Contract Agent, substantially in the form of Exhibit D to the Purchase Contract Agreement, stating that the Holder has transferred the relevant amount of Treasury Securities to the Securities Intermediary and requesting that the Purchase Contract Agent instruct the Collateral Agent to release the Senior Notes underlying such Corporate Units, whereupon the Purchase Contract Agent shall promptly give such instruction to the Collateral Agent, substantially in the form of Exhibit A hereto; and

          (4) paying to the Collateral Agent any fees or expenses incurred in connection with the Collateral Substitution; provided that, Holders may make Collateral Substitutions only in integral multiples of 20 Corporate Units. Under no circumstances may a Holder of Corporate Units create Treasury Units after 5:00 p.m. (New York City time) on the Election Date.

Upon receipt from the Purchase Contract Agent of a notice substantially in the form of Exhibit A hereto, confirmation from the Securities Intermediary that Treasury Securities have been credited to the Collateral Account and receipt of payment for any fees or expenses incurred in connection with the Collateral Substitution, the Collateral Agent shall instruct the Securities Intermediary by a notice, substantially in the form of Exhibit B hereto, to release such Pledged Senior Notes from the Pledge by Transfer to the Purchase Contract Agent for distribution to such Holder, free and clear of any lien, pledge or security interest created thereby.

          (b) Upon credit to the Collateral Account of Treasury Securities or security entitlements thereto delivered by a Holder of Corporate Units and receipt of the related instruction from the Collateral Agent, the Securities Intermediary shall release the Senior Notes specified in such instruction and shall promptly Transfer the same to the Purchase Contract Agent for distribution to such Holder, free and clear of any lien, pledge or security interest created hereby.

          A Holder may elect not to participate in the Remarketing by creating Treasury Units as specified in this Section and Section 5.4(f) of the Purchase Contract Agreement at any time until 5:00 p.m. (New York City time) on the Election Date.

     Section 5.3 Reestablishment of Corporate Units

          (a) Unless a Tax Event Redemption has occurred, a Holder of a Treasury Unit may recreate Corporate Units at any time until 5:00 p.m. (New York City time), on the Election Date by:

          (1) providing notice to the Purchase Contract Agent, substantially in the form of Exhibit C of the Purchase Contract Agreement, of such Holder's intention to recreate Corporate Units;

          (2) for each Treasury Unit from which Holder wishes to recreate a Corporate Unit, transferring 20 Senior Notes to the Securities Intermediary which shall then (y) deposit such Senior Notes in the Collateral Account under this Agreement and instruct the Collateral Agent to hold such Senior Notes as Collateral and (z) instruct the Collateral Agent to release to such Holder one (1) Treasury Security, formerly subject to the Pledge;

          (3) transferring the related Treasury Units to the Purchase Contract Agent accompanied by a notice to the Purchase Contract Agent, substantially in the form of Exhibit D of the Purchase Contract Agreement, stating that the Holder has transferred the relevant amount of Senior Notes to the Securities Intermediary and requesting that the Purchase Contract Agent instruct the Collateral Agent to release the Treasury Securities underlying such Treasury Units, whereupon the Purchase Contract Agent shall promptly give such instruction to the Collateral Agent, substantially in the form of Exhibit C hereto; and

          (4) paying to the Collateral Agent any fees or expenses incurred in connection with the recreation of Corporate Units; provided that, Holders of Treasury Units may recreate Corporate Units in integral multiples of 20 Treasury Units for 20 Corporate Units. Under no circumstance may a Holder of Treasury Units recreate Corporate Units after 5:00 p.m. (New York City time) on the Election Date.

Upon receipt from the Purchase Contract Agent of a notice substantially in the form of Exhibit C hereto, confirmation that Senior Notes or security entitlements thereto have been credited to the Collateral Account as described in such notice and receipt of payment for any fees or expenses incurred in connection with the recreation of Corporate Units, the Collateral Agent shall instruct the Securities Intermediary by a notice, substantially in the form provided in Exhibit D hereto, to release such Pledged Treasury Securities from the Pledge by Transfer to the Purchase Contract Agent for distribution to such Holder, free and clear of any lien, pledge or security interest created thereby.

          (b) Upon credit to the Collateral Account of Senior Notes or security entitlements thereto delivered by a Holder of Treasury Units and receipt of the related instruction from the Collateral Agent, the Securities Intermediary shall release the applicable Treasury Securities specified in such instruction and shall promptly Transfer the same to the Purchase Contract Agent for distribution to such Holder, free and clear of any lien, pledge or security interest created hereby.

     Section 5.4 Termination Event

          (a) Upon receipt by the Collateral Agent of written notice from the Company or the Purchase Contract Agent that a Termination Event has occurred, the Collateral Agent shall release all Collateral from the Pledge and shall promptly Transfer any Pledged Senior Notes, any Pledged Treasury Portfolio Interest and any Pledged Treasury Securities to the Purchase Contract Agent for the benefit of the Holders, for distribution to such Holders in accordance with their respective interests, free and clear of any lien, pledge or security interest or other interest created hereby.

          (b) If such Termination Event shall result from the Company's becoming a debtor under the Bankruptcy Code, and if the Collateral Agent shall for any reason fail promptly to effectuate the release and Transfer of all Pledged Senior Notes, the Pledged Treasury Portfolio Interest or Pledged Treasury Securities, as the case may be, as provided by this Section 5.4, the Purchase Contract Agent shall:

          (1) request an opinion letter of a nationally recognized law firm reasonably acceptable to the Collateral Agent to the effect that, as a result of the Company's being the debtor in such a bankruptcy case, the Collateral Agent will not be prohibited from releasing or Transferring the Collateral as provided in this Section 5.4, and shall deliver such opinion to the Collateral Agent within ten days after the occurrence of such Termination Event, and if (A) the Purchase Contract Agent shall be unable to obtain such opinion within ten days after the occurrence of such Termination Event or (B) the Collateral Agent shall continue, after delivery of such opinion, to refuse to effectuate the release and Transfer of all Pledged Senior Notes, the Pledged Treasury Portfolio Interest or Pledged Treasury Securities or the Proceeds of any of the foregoing, as the case may be, as provided in this
     Section 5.4, then the Purchase Contract Agent shall within thirty days after the occurrence of such Termination Event commence an action or proceeding in the court having jurisdiction of the Company's case under the Bankruptcy Code seeking an order requiring the Collateral Agent to effectuate the release and transfer of all Pledged Senior Notes, the Pledged Treasury Portfolio Interest or all the Pledged Treasury Securities, as the case may be, as provided by this Section 5.4; or

          (2) commence an action or proceeding like that described in clause 5.4(b)(1)(B) hereof within ten days after the occurrence of such Termination Event.

The Purchase Contract Agent shall be deemed to have complied with Section 5.4(b)(1), and shall not be required to commence any action or proceeding referred to therein, if it shall have either obtained such an opinion letter or requested such an opinion from three such nationally recognized law firms reasonably acceptable to the Collateral Agent.

     Section 5.5 Cash Settlement

          (a) Unless a Holder has effected an Early Settlement or a Successful Remarketing or a Tax Event Redemption has occurred, in the case of Corporate Units, and unless a Termination Event has occurred before dates required for notice to elect the Cash Settlement right specified in the Purchase Contract Agreement, upon receipt by the Collateral Agent of (1) a notice from the Purchase Contract Agent promptly after the receipt by the Purchase Contract Agent of a notice that a Holder of a Corporate Unit or Treasury Unit has elected, in accordance with the procedures specified in Section 5.9(B)(a)(i) or
(B)(b)(i) of the Purchase Contract Agreement, respectively, to effect a Cash Settlement and (2) payment by such Holder to the Securities Intermediary for deposit in the Collateral Account on or before 11:00 a.m. (New York City time) on the fifth Business Day immediately preceding the Purchase Contract Settlement Date in the case of Corporate Units, and the Business Day immediately preceding the Purchase Contract Settlement Date in the case of the Treasury Units, of the Purchase Price in lawful money of the United States by certified or cashier's check or wire transfer of immediately available funds payable to or upon the order of the Securities Intermediary, then the Collateral Agent shall upon receipt of written directions from the Company:

          (1) instruct the Securities Intermediary promptly to invest any such Cash in Permitted Investments;

          (2) release from the Pledge (i) in the case of a Holder of Corporate Units, the related Pledged Senior Notes, or (ii) in the case of a Holder of Treasury Units, the related Pledged Treasury Securities, with a principal amount or principal amount at maturity, as the case may be, equal to the product of (x) the Stated Amount times (y) the number of

     Purchase Contracts as to which such Holder has elected to effect a Cash Settlement under this Section 5.5(a); and

          (3) instruct the Securities Intermediary to Transfer all such Pledged Senior Notes or Pledged Treasury Securities, as the case may be, to the Purchase Contract Agent for the benefit of such Holders, in each case free and clear of the Pledge created hereby, for distribution to such Holder.

The Company shall instruct the Securities Intermediary as to the type of Permitted Investments in which any such Cash shall be invested; provided, however, that if the Company fails to deliver such instructions by 10:00 a.m. (New York City time), the Securities Intermediary shall invest such Cash in the Permitted Investments described in clause 6 of the definition of Permitted Investments. Upon receipt of the proceeds upon the maturity of the Permitted Investments on the Purchase Contract Settlement Date, the Collateral Agent shall
(A) instruct the Securities Intermediary to pay the portion of such proceeds and deliver any certified or cashier's checks received, in an aggregate amount equal to the Purchase Price, to the Company on the Purchase Contract Settlement Date, and (B) instruct the Securities Intermediary to release any amounts in respect of the interest earned from such Permitted Investments to the Purchase Contract Agent for distribution to such Holder.

          (b) If a Holder of a Corporate Unit notifies the Purchase Contract Agent as provided in Section 5.9(B)(a)(i) of the Purchase Contract Agreement of its intention to pay the Purchase Price in cash, but fails to make such payment as required by Section 5.9(B)(a)(ii) of the Purchase Contract Agreement, such Holder shall be deemed to have consented (A) to the disposition of the Pledged Senior Notes of such Holder in accordance with Section 5.9(B)(a)(iii) of the Purchase Contract Agreement or, (B) if a Failed Remarketing occurs, to the Collateral Agent, for the benefit of the Company, and upon written direction of the Company as provided in this Agreement, exercising all of its rights as a secured party with respect to any Pledged Senior Notes under this Agreement and, subject to applicable law, either (i) retaining such Senior Notes in full satisfaction of such Holder's obligations under the related Purchase Contracts or (ii) selling such Senior Notes in one or more public or private sales.

          (c) If a Holder of a Treasury Unit notifies the Purchase Contract Agent as provided in Section 5.9(B)(b)(i) of the Purchase Contract Agreement of its intention to pay the Purchase Price in cash, but fails to make such payment as required by Section 5.9(B)(b)(ii) of the Purchase Contract Agreement, such Holder shall be deemed to have elected to pay the Purchase Price in accordance with Section 5.9(B)(b)(iii) of the Purchase Contract Agreement.

          (d) Before 3:00 p.m. (New York City time) on the fourth Business Day immediately preceding the Purchase Contract Settlement Date, the Securities Intermediary shall deliver to the Purchase Contract Agent a notice, substantially in the form of Exhibit E hereto, stating the amount of cash that it has received with respect to the Cash Settlement of Corporate Units.

          (e) Before 3:00 p.m. (New York City time) on the Business Day immediately preceding the Purchase Contract Settlement Date, the Securities Intermediary shall deliver to the Purchase Contract Agent a notice, substantially in the form of Exhibit E hereto, stating the amount of cash that it has received with respect to the Cash Settlement of Treasury Units.

     Section 5.6 Early Settlement

          Unless a Termination Event has occurred, upon receipt by the Collateral Agent of a notice from the Purchase Contract Agent that a Holder of Securities has elected to effect Early Settlement of its obligations under the Purchase Contracts forming a part of such Securities in accordance with the terms of the Purchase Contracts and Section 5.9 of the Purchase Contract Agreement (which notice shall set forth the number of such Purchase Contracts as to which such Holder has elected to effect Early Settlement), and that the Purchase Contract Agent has received from such Holder, and paid to the Company as confirmed in writing by the Company, the related Early Settlement Amounts under the terms of the Purchase Contracts and the Purchase Contract Agreement and that all conditions to such Early Settlement have been satisfied, then the Collateral Agent shall release from the Pledge, (1) Pledged Senior Notes or Pledged Treasury Portfolio Interests as the case may be, in the case of a Holder of Corporate Units, or (2) Pledged Treasury Securities, in the case of a Holder of Treasury Units, with a Value equal to the product of (i) the Stated Amount times (ii) the number of Purchase Contracts as to which such Holder has elected to effect Early Settlement, and shall instruct the Securities Intermediary to Transfer all such Pledged Senior Notes, Pledged Treasury Portfolio Interests or Pledged Treasury Securities, as the case may be, to the Purchase Contract Agent for the benefit of such Holder, in each case free and clear of the Pledge created hereby, for distribution to such Holder.

          Notwithstanding anything to the contrary contained herein, Holders may not effect Early Settlement after 5:00 p.m. (New York City time) on the Election Date and Holders may effect Early Settlement of Securities only in integral multiples of 20 Corporate Units or 20 Treasury Units. In addition, if a Tax Event Redemption occurred and the Redemption Treasury Portfolio has become a part of the Corporate Units, Purchase Contracts underlying the Corporate Units may be settled early but only in an aggregate amount of 20 Corporate Units or another integral multiple such that the Treasury Portfolio Interests to be released are in integral multiples of $1,000.

     Section 5.7 Optional Remarketing

          Under the Supplemental Indenture and the Remarketing Agreement, on or before 5:00 p.m. (New York City time) on the Election Date, registered holders of Separated Senior Notes may elect to have their Separated Senior Notes remarketed by Transferring their Separated Senior Notes to the Collateral Agent and giving a notice of such election, substantially in the form of Exhibit H to the Purchase Contract Agreement, to the Collateral Agent and to the Indenture Trustee, whereupon, the Collateral Agent shall hold such Separated Senior Notes in an account separate from the Collateral Account and cause such Separated Senior Notes to be included in the Remarketing under the Supplemental Indenture and the Remarketing Procedures; provided, however, that the Collateral Agent shall not be required to establish such separate account unless and until it receives notice that Separated Senior Notes are to be included in the Remarketing. Once such holder of such Separated Senior Notes delivers such notice and Separated Senior Notes as specified in the preceding sentence, such election may not be withdrawn and may not be conditioned upon the level at which the Reset Rate is established in the Remarketing; provided, however, that if such a holder delivers only such a notice but not the Separated Senior Notes subject to the notice, then none of such Holders' Separated Senior Notes shall be included in the Remarketing.

          If there is a Successful Remarketing, the Collateral Agent shall Transfer such Separated Senior Notes in accordance with the instructions provided by the Remarketing Agent under the Remarketing Agreement. If a Failed Remarketing occurs, the Remarketing Agent shall Transfer to the Collateral Agent, by the third Business Day following the Failed Remarketing, such Separated Senior Notes, whereupon the Collateral Agent shall promptly Transfer such Separated Senior Notes to the holders entitled thereto.

     Section 5.8 Application of Proceeds in Settlement; Remarketing

          (a) Unless a Termination Event or a Tax Event Redemption has occurred or a Holder has effected an Early Settlement (i) the Purchase Contract Agent shall notify, by 11:00 a.m. (New York City time), on the Business Day immediately preceding the Initial Remarketing Date, the Remarketing Agent, the Collateral Agent, the Indenture Trustee and the Company of the aggregate principal amount of Pledged Senior Notes comprising part of the Corporate Units to be remarketed, other than those Pledged Senior Notes of Holders that have elected not to participate in the Remarketing under Section 106 of the Supplemental Indenture and Section 5.4(f) of the Purchase Contract Agreement, and (ii) the Collateral Agent shall notify, by 11:00 a.m. (New York City time), on the Business Day immediately preceding the Initial Remarketing Date, the Remarketing Agent, the Indenture Trustee and the Company of the aggregate principal amount of Separated Senior Notes that holders of such Separated Senior Notes have elected to include in the Remarketing (the Pledged Senior Notes and Separated Senior Notes described in clauses (i) and (ii) collectively being referred to as the "Remarketing Senior Notes") and, concurrently therewith, the Collateral Agent shall, without any further instruction from any holder of the Remarketing Senior Notes, present all Remarketing Senior Notes to the Remarketing Agent for Remarketing.

          If there has been a Successful Initial Remarketing or a Successful Subsequent Remarketing, the Remarketing Agent will on the Remarketing Settlement Date of such Remarketing (i) deduct and retain for itself as a remarketing fee an amount not exceeding 25 basis points (0.25%) of the principal amount of each remarketed Remarketing Senior Note , (ii) use the remaining Proceeds with respect to the Pledged Senior Notes from such Successful Remarketing to purchase the Treasury Portfolio and, on or before the third Business Day following the Remarketing Date, deliver such Treasury Portfolio to the Collateral Agent, which shall thereupon, for the benefit of the Company, apply such Treasury Portfolio, to secure the obligation of all Holders of Corporate Units to purchase Common Stock under the Purchase Contracts constituting a part of such Corporate Units, in substitution for the Pledged Senior Notes, (iii) if any Separated Senior Notes were remarketed, remit to the Collateral Agent for payment to the holders of such Separated Senior Notes sold the amounts specified in clauses 1(ii) and 2(ii) of the definition of "Remarketing Value" in the Purchase Contract Agreement and (iv) if any proceeds remain from such Successful Remarketing, after the application of such proceeds as set forth in clauses (i) through (iii) above, then remit any such remaining proceeds attributable to the remarketed Pledged Senior Notes to the Purchase Contract Agent for the benefit of the holders of such Remarketed Senior Notes and to the Collateral Agent for benefit of the holders of any remarketed Separate Senior Notes, on a pro rata basis, provided; however, that if such Successful Remarketing is consummated after 4:30 p.m. (New York City time) on the Remarketing Date and, despite using its commercially reasonable efforts, the Remarketing Agent cannot cause the applications of the proceeds specified above to occur on the Remarketing Settlement Date, then the Remarketing Agent may make such applications and remittances on the next succeeding Business Day. Holders of the Remarketing Senior Notes that are so remarketed will not otherwise be responsible for the payment of any remarketing fee or expenses in connection with the Remarketing. On the Remarketing Settlement Date or the next succeeding Business Day, as applicable, the Remarketing Agent shall deliver the Treasury Portfolio to the Collateral Agent as set forth above in this paragraph. The Collateral Agent, for the benefit of the Company, will thereupon apply such Treasury Portfolio to secure such Holder's obligation under the Purchase Contracts, as provided herein.

          In the event that any portion of the Pledged Treasury Portfolio Interest matures before the Purchase Contract Settlement Date, the Collateral Agent shall invest the Cash Proceeds therefrom in Permitted Investments described in clause 6 of the definition of Permitted Investments, unless the Company shall otherwise instruct the Securities Intermediary and the Collateral Agent as to the type of Permitted Investments in which any such Cash Proceeds shall be invested. The Collateral Agent shall cause the Securities Intermediary to remit, on the Purchase Contract Settlement Date, a portion of the Cash Proceeds of the maturing Pledged Treasury Portfolio Interest and of the investment earnings from the related investment in Permitted Investments, in an aggregate amount equal to the Treasury Portfolio Return (which aggregate amount shall be set forth in a notice given by the Company at least five Business Days before the Purchase Contract Settlement Date to the Collateral Agent, the Securities Intermediary and the Purchase Contract Agent) to the Purchase Contract Agent for the benefit of the Holders of the related Corporate Units when received. Without receiving any instruction from any such Holder of Corporate Units, the Collateral Agent shall apply, on the Purchase Contract Settlement Date, the Cash Proceeds of the maturing Pledged Treasury Portfolio Interest and of the investment earnings from the related investment in Permitted Investments, in an aggregate amount equal to the aggregate Purchase Price applicable to such Corporate Units to satisfy in full such Holder's obligations to pay the Purchase Price to purchase the shares of Common Stock under the related Purchase Contracts on the Purchase Contract Settlement Date. In the event the sum of the Proceeds from the related Pledged Treasury Portfolio Interest and the investment earnings from the related investment in Permitted Investments exceeds the sum of the related Treasury Portfolio Return and the aggregate Purchase Price of the Purchase Contracts being settled thereby, the Collateral Agent shall instruct the Securities Intermediary to distribute such excess, when received, to the Purchase Contract Agent for distribution to the Holders whose Purchase Contracts were settled with such Proceeds, on a pro rata basis

          If, by 4:00 p.m. (New York City time), on the ninth Business Day preceding the Purchase Contract Settlement Date, the Remarketing Agent, despite using its commercially reasonable efforts, has been and is unable to remarket all of the Remarketing Senior Notes tendered for purchase at a price equal to at least the Remarketing Value, the Remarketing Agent shall Transfer to the Collateral Agent, by the sixth Business Day preceding the Purchase Contract Settlement Date, the Pledged Senior Notes that were to be remarketed in the Initial or Subsequent Remarketing, whereupon the Collateral Agent shall, for the benefit of the Company, hold such Pledged Senior Notes, to secure the obligation of the related Holders of Corporate Units to purchase Common Stock under the related Purchase Contracts.

          (b) Unless a Termination Event has occurred or a Holder has settled the related Purchase Contract through a Cash Settlement or an Early Settlement or a Successful Remarketing or a Tax Event Redemption has occurred, each Holder shall be deemed to have consented to the Remarketing of its Pledged Senior Notes in the Final Remarketing on the Final Remarketing Date, in a Remarketing in accordance with Section 5.4(d) of the Purchase Contract

Agreement. The Purchase Contract Agent, shall by 11:00 a.m. (New York City time), on the Business Day immediately preceding the Final Remarketing Date, notify the Remarketing Agent, the Collateral Agent, the Indenture Trustee and the Company of such event and the aggregate principal amount of Pledged Senior Notes of Corporate Unit Holders to be remarketed on the Final Remarketing Date, whereupon the Collateral Agent, shall concurrently therewith, without any instruction from such Holders of Corporate Units with respect to their Pledged Senior Notes, transfer the Remarketing Senior Notes to the Remarketing Agent for Remarketing. Upon receiving such Remarketing Senior Notes, the Remarketing Agent, under the terms of the Remarketing Agreement, will use its commercially reasonable efforts to remarket such Remarketing Senior Notes on the Final Remarketing Date.

          If the Final Remarketing is successful, the Remarketing Agent will on the Remarketing Settlement Date or the Purchase Contract Settlement Date, as applicable, (i) deduct and retain for itself the Remarketing Fee under the Remarketing Agreement, (ii) cause the remaining Proceeds of the Remarketing with respect to the Pledged Senior Notes in an amount equal to the aggregate principal amount of such Senior Notes to be delivered to the Collateral Agent, on the Remarketing Settlement Date, (iii), if any Separated Senior Notes were remarketed, remit to the Collateral Agent for payment to the holders of such Separated Senior Notes sold in the Remarketing the remaining proceeds from such Successful Remarketing attributable to the Separated Senior Notes in an amount equal to the principal amount of such Separated Senior Notes and (iv) if any proceeds remain from such Successful Remarketing, after the application of such proceeds as set forth in clauses (i) through (iii) above, remit any excess Proceeds of the Remarketing to the Purchase Contract Agent for the benefit of the Holders of Pledged Senior Notes and to the Collateral Agent for the benefit of the Holders of the Separated Senior Notes, on a pro rata basis; provided, however, that if such Successful Final Remarketing is consummated after 4:30 p.m. (New York City time) on the Remarketing Date and, despite using its commercially reasonable efforts, the Remarketing Agent cannot cause the application of the proceeds specified above to occur on the Remarketing Settlement Date, then the Remarketing Agent may make such applications and remittances on the next succeeding Business Day. Holders of the Remarketing Senior Notes that are so remarketed will not otherwise be responsible for the payment of any remarketing fee or expenses in connection with the Remarketing. The Purchase Contract Agent shall give written directions to the Collateral Agent, and the Collateral Agent shall instruct the Securities Intermediary, to apply a portion of the Proceeds with respect to the Pledged Senior Notes from such Remarketing, on the Purchase Contract Settlement Date, equal to the aggregate principal amount of such Pledged Senior Notes to satisfy in full the obligations of such Holders of Corporate Units to pay the Purchase Price to purchase the shares of Common Stock under the related Purchase Contracts.

          If a Failed Remarketing occurs, the Collateral Agent, having received notice of such Failed Remarketing from the Remarketing Agent under the Remarketing Agreement, shall, on the written direction of the Company, exercise for the benefit of the Company, its rights as a secured creditor with respect to the Pledged Senior Notes and, subject to applicable law, may (i) retain such Pledged Senior Notes in full satisfaction of the Holders' obligations under the Purchase Contracts or (ii) sell such Pledged Senior Notes in one or more public or private sales, the proceeds, if any, of such sale to constitute full satisfaction of the Holders' obligations under the Purchase Contracts

          (c) Unless a Termination Event has occurred or a Holder has effected a Cash Settlement or an Early Settlement, upon a Successful Remarketing, a Holder shall be deemed to have elected to pay for the shares of Common Stock to be issued under such Purchase Contracts from the Proceeds of the Pledged Treasury Portfolio, in the case of Holders of Corporate Units, and the related Pledged Treasury Securities, in the case of Holders of Treasury Units.

          (d) In the event that following a Tax Event Redemption, all or any portion of the Pledged Treasury Portfolio Interest matures before the Purchase Contract Settlement Date, the Collateral Agent shall invest the proceeds therefrom in Permitted Investments described in clause 6 of the definition thereof, unless the Company shall otherwise instruct the Securities Intermediary and the Collateral Agent as to the type of Permitted Investments in which such Pledged Treasury Portfolio Interest proceeds shall be invested. The Collateral Agent shall cause the Securities Intermediary to remit, on the Purchase Contract Settlement Date, a portion of the proceeds of the maturing Pledged Treasury Portfolio Interest and of the investment earnings from the related investment in Permitted Investments, in each case, in an amount equal to the Treasury Portfolio Return (which amount shall be set forth in a notice given by the Company at least five Business Days before the Purchase Contract Settlement Date to the Collateral Agent, the Securities Intermediary and the Purchase Contract Agent) to the Purchase Contract Agent for the benefit of the Holders of the related Corporate Units when received. Without receiving any instruction from any such Holder of Corporate Units, the Collateral Agent shall apply, on the Purchase Contract Settlement Date, the proceeds of the maturing Pledged Treasury Portfolio Interest and of the investment earnings from the related investment in Permitted Investments in an aggregate amount equal to the aggregate Purchase Price applicable to such Corporate Units to satisfy in full such Holder's obligations to pay the Purchase Price to purchase the shares of Common Stock under the related Purchase Contracts on the Purchase Contract Settlement Date. In the event the sum of the proceeds from the related Pledged Treasury Portfolio Interest and the investment earnings from the related investment in Permitted Investments exceeds the sum of the related Treasury Portfolio Return and the aggregate Purchase Price of the Purchase Contracts being settled thereby, the Collateral Agent shall instruct the Securities Intermediary to distribute such excess, when received, to the Purchase Contract Agent for distribution to the Holders whose Purchase Contracts were settled with such proceeds, on a pro rata basis.

          (e) In the event that all or any portion of the Pledged Treasury Securities matures before the Purchase Contract Settlement Date, the Collateral Agent shall invest the Cash Proceeds therefrom in Permitted Investments in clause 6 of the definition of Permitted investments, unless the Company shall otherwise instruct the Securities Intermediary and the Collateral Agent as to the type of Permitted Investments in which any such Cash Proceeds shall be invested.

          (f) Without receiving any instruction from any such Holder of Treasury Units, the Collateral Agent shall apply, on the Purchase Contract Settlement Date, the Cash Proceeds of the maturing Pledged Treasury Securities and of the investment earnings from the related investment in Permitted Investments, in each case, in an amount equal to the aggregate Purchase Price applicable to such Treasury Units to satisfy in full such Holder's obligations to pay the Purchase Price to purchase the shares of Common Stock under the related Purchase Contracts on the Purchase Price Settlement Date. In the event the sum of the Proceeds from the related Pledged Treasury Securities and the investment earnings from the related investment in Permitted Investments exceeds the aggregate Purchase Price of the Purchase Contracts being settled thereby, the Collateral Agent shall instruct the Securities Intermediary to distribute such excess, when received, to the Purchase Contract Agent for distribution to the Holders whose Purchase Contracts were settled with such Proceeds, on a pro rata basis.

          (g) Notwithstanding the Pledge and, if applicable, the delivery of Separated Senior Notes to the Collateral Agent for Remarketing, in each case, as set forth herein, the Company's obligation to pay interest, including any accrued and unpaid interest, on all outstanding Senior Notes (whether then comprising a part of Corporate Units or as Separated Senior Notes) under the Supplemental Indenture shall remain.

Section 6 Voting Rights

          The Purchase Contract Agent, acting on behalf of the Holders, may exercise, or refrain from exercising, any and all voting and other consensual rights pertaining to the Pledged Senior Notes or any part thereof for any purpose not inconsistent with the terms of this Agreement and in accordance with the terms of the Purchase Contract Agreement; provided, that the Purchase Contract Agent shall give the Company and the Collateral Agent at least five days' prior written notice of the manner in which it intends to exercise, or its reasons for refraining from exercising, any such right. Upon receipt of any notices and other communications in respect of any Pledged Senior Notes, including notice of any meeting at which holders of the Senior Notes are entitled to vote or solicitation of consents, waivers or proxies of holders of the Senior Notes, the Collateral Agent shall use reasonable efforts to send promptly to the Purchase Contract Agent such notice or communication, and as soon as reasonably practicable after receipt of a written request therefor from the Purchase Contract Agent, execute and deliver to the Purchase Contract Agent such proxies and other instruments in respect of such Pledged Senior Notes (in form and substance satisfactory to the Collateral Agent) as are prepared by the Purchase Contract Agent with respect to the Pledged Senior Notes.

Section 7 Rights and Remedies; Tax Event Redemption; Substitution

     Section 7.1 Rights and Remedies of the Collateral Agent

          (a) In addition to the rights and remedies specified in Section 5.5 hereof or otherwise available at law or in equity, after an event of default (as specified in Section 7.1(b) below) hereunder, the Collateral Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the UCC (whether or not the UCC is in effect in the jurisdiction where the rights and remedies are asserted) and the TRADES Regulations and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted. Without limiting the generality of the foregoing, such remedies may include, to the extent permitted by applicable law, (i) retention of the Pledged Senior Notes, Pledged Treasury Portfolio Interest or Pledged Treasury Securities in full satisfaction of the Holders' obligations under the Purchase Contracts or
(ii) sale of the Pledged Senior Notes, Pledged Treasury Portfolio Interest or Pledged Treasury Securities in one or more public or private sales.

          (b) Without limiting any rights or powers otherwise granted by this Agreement to the Collateral Agent, in the event the Collateral Agent is unable to make payments to the Company on account of principal payments of any Pledged Treasury Securities or Pledged Treasury Portfolio Interest as provided in
Section 3 hereof, in satisfaction of the Obligations of the Holder of the Securities of which such Pledged Treasury Securities or Pledged Treasury

Portfolio Interest are a part under the related Purchase Contracts, the inability to make such payments shall constitute an event of default hereunder and the Collateral Agent shall have and may exercise, with reference to such Pledged Treasury Securities or Pledged Treasury Portfolio Interest, as applicable, and such Obligations of such Holder, any and all of the rights and remedies available to a secured party under the UCC and the TRADES Regulations after default by a debtor, and as otherwise granted herein or under any other law.

          (c) Without limiting any rights or powers otherwise granted by this Agreement to the Collateral Agent, the Collateral Agent is hereby irrevocably authorized to receive and collect all payments of (i) the principal amount of the Pledged Senior Notes, (ii) the principal amount of the Pledged Treasury Securities and (iii) the principal amount of the Pledged Treasury Portfolio Interest, subject, in each case, to the provisions of Section 3 hereof, and as otherwise granted herein.

          (d) The Purchase Contract Agent and each Holder of Securities agree that, from time to time, upon the written request of the Collateral Agent, the Purchase Contract Agent or such Holder shall execute and deliver such further documents and do such other acts and things as the Collateral Agent may reasonably request in order to maintain the Pledge, and the perfection and priority thereof, and to confirm the rights of the Collateral Agent hereunder. The Purchase Contract Agent shall have no liability to any Holder for executing any documents or taking any such acts requested by the Collateral Agent hereunder, except for liability for its own negligent acts, its own negligent failure to act or its own willful misconduct.

     Section 7.2 Tax Event Redemption

          Upon the occurrence of a Tax Event Redemption before the Purchase Contract Settlement Date, the Company shall provide notice thereof to the Collateral Agent and direct the Collateral Agent, upon receipt of the aggregate Redemption Price payable on the Tax Event Redemption Date with respect to the Pledged Senior Notes, which shall be delivered to the Collateral Agent by the Indenture Trustee on or before 12:00 p.m. (New York City time) by wire transfer in immediately available funds at such place and at such account as may be designated by the Collateral Agent, to deliver the Pledged Senior Notes to the Indenture Trustee. Notwithstanding anything herein to the contrary, the Collateral Agent shall not be deemed to have knowledge of a Tax Event Redemption unless it has received written notice thereof. In the event the Collateral Agent receives such Redemption Price, the Collateral Agent will, at the written direction of the Company, apply an amount, out of such Redemption Price, equal to the aggregate Redemption Amount with respect to the Pledged Senior Notes to purchase from the Quotation Agent, the Redemption Treasury Portfolio and promptly remit the remaining portion of such Redemption Price to the Purchase Contract Agent for payment to the Holders of Corporate Units. The Collateral Agent shall Transfer the Redemption Treasury Portfolio Interest to the Collateral Account to secure the obligation of all Holders of Corporate Units to purchase Common Stock of the Company under the Purchase Contracts constituting a part of such Corporate Units, in substitution for the Pledged Senior Notes. Thereafter the Collateral Agent shall have such security interests, rights and obligations with respect to the Redemption Treasury Portfolio Interests as it had in respect of the Pledged Senior Notes as provided in this Agreement, and any reference herein to the Senior Notes shall be deemed to be reference to such Redemption Treasury Portfolio Interests, and any reference herein to interest on the Senior Notes shall be deemed to be a reference to distributions on such Treasury Portfolio Interest.

     Section 7.3 Substitutions

          Whenever a Holder has the right to substitute Treasury Securities, Senior Notes or security entitlements to either of them for financial assets held in the Collateral Account, such substitution shall not constitute a novation of the security interest created hereby.

Section 8 Representations and Warranties; Covenants

     Section 8.1 Representations and Warranties

          Each Holder from time to time, acting through the Purchase Contract Agent as attorney-in-fact (it being understood that the Purchase Contract Agent shall not be liable for any representation or warranty made by or on behalf of a Holder), hereby represents and warrants to the Collateral Agent (with respect to its interest in the Collateral), which representations and warranties shall be deemed repeated on each day a Holder Transfers Collateral that:

          (1) such Holder has the power to grant a security interest in and lien on the Collateral;

          (2) such Holder is the sole beneficial owner of the Collateral and, in the case of Collateral delivered in physical form, is the sole holder of such Collateral and is the sole beneficial owner of, or has the right to Transfer, the Collateral it Transfers to the Securities Intermediary for credit to the Collateral Account, free and clear of any security interest, lien, encumbrance, call, liability to pay money or other restriction other than the security interest and lien granted under Section 2 hereof;

          (3) upon the Transfer of the Collateral to the Securities Intermediary for credit to the Collateral Account, the Collateral Agent, for the benefit of the Company, will have a valid and perfected first priority security interest therein (assuming that any central clearing operation or any securities intermediary or other entity not within the control of the Holder involved in the Transfer of the Collateral, including the Collateral Agent and the Securities Intermediary, gives the notices and takes the action required of it hereunder and under applicable law for perfection of that interest and assuming the establishment and exercise of control under
     Section 4 hereof); and

          (4) the execution and performance by the Holder of its obligations under this Agreement will not result in the creation of any security interest, lien or other encumbrance on the Collateral other than the security interest and lien granted under Section 2 hereof or violate any provision of any existing law or regulation applicable to it or of any mortgage, charge, pledge, indenture, contract or undertaking to which it is a party or which is binding on it or any of its assets.

     Section 8.2 Covenants

          The Purchase Contract Agent and the Holders from time to time, acting through the Purchase Contract Agent as their attorney-in-fact (it being understood that the Purchase Contract Agent shall not be liable for any covenant made by or on behalf of a Holder), hereby covenant to the Collateral Agent that for so long as the Collateral remains subject to the Pledge:

          (1) neither the Purchase Contract Agent nor such Holders will create or purport to create or allow to subsist any mortgage, charge, lien, pledge or any other security interest whatsoever over the Collateral or any part of it other than under this Agreement; and

          (2) neither the Purchase Contract Agent nor such Holders will sell or otherwise dispose (or attempt to dispose) of the Collateral or any part of it except for the beneficial interest therein, subject to the Pledge hereunder, transferred in connection with the Transfer of the Securities.

Section 9 The Collateral Agent and the Securities Intermediary

          It is hereby agreed as follows:

     Section 9.1 Appointment, Powers and Immunities

          The Collateral Agent and the Securities Intermediary shall each act as agent for the Company hereunder with such powers as are specifically vested in the Collateral Agent or the Securities Intermediary, as the case may be, by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. The Collateral Agent and the Securities Intermediary shall:

          (1) have no duties or responsibilities except those expressly set forth in this Agreement and no implied covenants or obligations shall be inferred from this Agreement against the Collateral Agent or the Securities Intermediary, nor shall the Collateral Agent or the Securities Intermediary be bound by the provisions of any agreement by any party hereto beyond the specific terms hereof;

          (2) not be responsible for, and neither the Collateral Agent nor the Securities Intermediary makes any representation or warranty with respect to, any recitals contained in this Agreement, or in any certificate or other document referred to or provided for in, or received by it under, this Agreement, the Securities or the Purchase Contract Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement (other than as against the Collateral Agent or the Securities Intermediary, as the case may be), the Securities or the Purchase Contract Agreement or any other document referred to or provided for herein or therein or for any failure by the Company or any other Person (except the Collateral Agent or the Securities Intermediary, as the case may be) to perform any of its obligations hereunder or thereunder or for the perfection, priority or, except, in the case of the Collateral Agent, as expressly required hereby, maintenance of any security interest created hereunder;

          (3) not be required to initiate or conduct any litigation or collection proceedings hereunder (except, in the case of the Collateral Agent, under directions furnished under Section 9.2 hereof, subject to
     Section 9.6 hereof);

          (4) not be responsible for any action taken or omitted to be taken by it hereunder or under any other document or instrument referred to or provided for herein or in connection herewith or therewith, except for its own negligence or willful misconduct; and

          (5) not be required to advise any party as to selling or retaining, or taking or refraining from taking any action with respect to, any securities or other property deposited hereunder.

Subject to the foregoing, during the term of this Agreement, the Collateral Agent shall take all reasonable action in connection with the safekeeping and preservation of the Collateral hereunder.

          No provision of this Agreement shall require the Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder. In no event shall the Collateral Agent or the Securities Intermediary be liable for any amount in excess of the Value of the Collateral. Notwithstanding the foregoing, each of the Collateral Agent and the Securities Intermediary in its individual capacity hereby waives any right of setoff, bankers' lien, liens or perfection rights as securities intermediary or any counterclaim with respect to any of the Collateral.

     Section 9.2 Instructions of the Company

          The Company shall have the right, by one or more instruments in writing executed and delivered to the Collateral Agent, to direct the time, method and place of conducting any proceeding for the realization of any right or remedy available to the Collateral Agent, or of exercising any power conferred on the Collateral Agent, or to direct the taking or refraining from taking of any action authorized by this Agreement; provided, however, that (i) such direction shall not conflict with the provisions of any law or of this Agreement and (ii) the Collateral Agent shall be adequately indemnified as provided herein. Nothing contained in this Section 9.2 shall impair the right of the Collateral Agent in its discretion to take any action or omit to take any action which it deems proper and which is not inconsistent with such direction.

     Section 9.3 Reliance by Collateral Agent and Securities Intermediary

          Each of the Securities Intermediary and the Collateral Agent shall be entitled to rely upon any certification, order, judgment, opinion, notice or other communication (including, without limitation, any thereof by telephone, telecopy, telex or facsimile) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons (without being required to determine the correctness of any fact stated therein) and upon advice and statements of legal counsel and other experts selected by the Collateral Agent or the Securities Intermediary, as the case may be. As to any matters not expressly provided for by this Agreement, the Collateral Agent and the Securities Intermediary shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions given by the Company in accordance with this Agreement.

     Section 9.4 Rights in Other Capacities

          The Collateral Agent and the Securities Intermediary and their affiliates may (without having to account therefor to the Company) accept deposits from, lend money to, make their investments in and generally engage in any kind of banking, trust or other business with the Purchase Contract Agent or the Securities Intermediary, as the case may be, any other Person interested herein and any Holder of Securities (and any of their respective subsidiaries or affiliates) as if it were not acting as the Collateral Agent or the Securities Intermediary, as the case may be, and the Collateral Agent, the Securities Intermediary and their affiliates may accept fees and other consideration from the Purchase Contract Agent and any Holder of Securities without having to account for the same to the Company; provided that each of the Securities Intermediary and the Collateral Agent covenants and agrees with the Company that it shall not accept, receive or permit there to be created in favor of itself and shall take no affirmative action to permit there to be created in favor of any other Person, any security interest, lien or other encumbrance of any kind in or upon the Collateral other than the lien created by the Pledge.

     Section 9.5 Non-Reliance on Collateral Agent and Securities Intermediary

          Neither the Securities Intermediary nor the Collateral Agent shall be required to keep itself informed as to the performance or observance by the Purchase Contract Agent or any Holder of Securities of this Agreement, the Purchase Contract Agreement, the Securities or any other document referred to or provided for herein or therein or to inspect the properties or books of the Purchase Contract Agent or any Holder of Securities. Neither the Collateral Agent nor the Securities Intermediary shall have any duty or responsibility to provide the Company with any credit or other information concerning the affairs, financial condition or business of the Purchase Contract Agent or any Holder of Securities (or any of their respective affiliates) that may come into the possession of the Collateral Agent or the Securities Intermediary or any of their respective affiliates.

     Section 9.6 Compensation and Indemnity

          The Company agrees to:

          (1) pay the Collateral Agent and the Securities Intermediary from time to time such compensation as shall be agreed in writing between the Company and the Collateral Agent or the Securities Intermediary, as the case may be, for all services rendered by them hereunder; and

          (2) indemnify the Collateral Agent and the Securities Intermediary for, and to hold each of them harmless from and against, any loss, liability or reasonable out-of-pocket expense incurred without negligence, willful misconduct or bad faith on its part, arising out of or in connection with the acceptance or administration of its powers and duties under this Agreement, including the reasonable costs and expenses (including reasonable fees and expenses of counsel) of defending itself against any claim or liability in connection with the exercise or performance of such powers and duties.

     Section 9.7 Failure to Act

          Subject to Section 9.2 of this Agreement, in the event of any ambiguity in the provisions of this Agreement or any dispute between or conflicting claims by or among the parties hereto or any other Person with respect to any funds or property deposited hereunder, the Collateral Agent and the Securities Intermediary shall be entitled, after prompt notice to the Company and the Purchase Contract Agent, at its sole option, to refuse to comply with any and all claims, demands or instructions with respect to such property or funds so long as such dispute or conflict shall continue, and the Collateral Agent and the Securities Intermediary shall not be or become liable in any way to any of the parties hereto for its failure or refusal to comply with such conflicting claims, demands or instructions. The Collateral Agent and the Securities Intermediary shall be entitled to refuse to act until either:

          (1) such conflicting or adverse claims or demands shall have been finally determined by a court of competent jurisdiction or settled by agreement between the conflicting parties as evidenced in a writing satisfactory to the Collateral Agent or the Securities Intermediary; or

          (2) the Collateral Agent or the Securities Intermediary shall have received security or an indemnity satisfactory to it sufficient to save it harmless from and against any and all loss, liability or reasonable out-of-pocket expense which it may incur by reason of its acting.

The Collateral Agent and the Securities Intermediary may in addition elect to commence an interpleader action or seek other judicial relief or orders as the Collateral Agent or the Securities Intermediary may deem necessary. Notwithstanding anything contained herein to the contrary, neither the Collateral Agent nor the Securities Intermediary shall be required to take any action that is in its opinion contrary to law or to the terms of this Agreement, or which would in its opinion subject it or any of its officers, employees or directors to liability.

     Section 9.8 Resignation of Collateral Agent and Securities Intermediary

          (a) Subject to the appointment and acceptance of a successor Collateral Agent as provided below:

          (1) the Collateral Agent may resign at any time by giving notice thereof to the Company and the Purchase Contract Agent as attorney-in-fact for the Holders of Securities and the Indenture Trustee;

          (2) the Collateral Agent may be removed at any time by the Company;
     and

          (3) if the Collateral Agent fails to perform any of its material obligations hereunder in any material respect for a period of not less than 20 days after receiving written notice of such failure by the Purchase Contract Agent and such failure shall be continuing, the Collateral Agent may be removed by the Purchase Contract Agent.

The Purchase Contract Agent shall promptly notify the Company of any removal of the Collateral Agent under clause (3) of the immediately preceding sentence. Upon any such resignation or removal, the Company shall have the right to appoint a successor Collateral Agent. If no successor Collateral Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Collateral Agent's giving of notice of resignation or such removal, then the retiring Collateral Agent may petition any court of competent jurisdiction for the appointment of a successor Collateral Agent. The Collateral Agent shall be a bank which has an office in New York, New York with a combined capital and surplus of at least $50,000,000 and shall not be the Purchase Contract Agent or any of its affiliates. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall take all appropriate action to transfer any money and property held by it hereunder

(including the Collateral) to such successor Collateral Agent. The retiring Collateral Agent shall, upon such succession, be discharged from its duties and obligations as Collateral Agent hereunder. After any retiring Collateral Agent's resignation hereunder as Collateral Agent, the provisions of this Section 9 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Collateral Agent. Any resignation or removal of the Collateral Agent hereunder shall be deemed for all purposes of this Agreement as the simultaneous resignation or removal, as the case may be, of the Securities Intermediary.

          (b) Subject to the appointment and acceptance of a successor Securities Intermediary as provided below:

          (1) the Securities Intermediary may resign at any time by giving notice thereof to the Company and the Purchase Contract Agent as attorney-in-fact for the Holders of Securities and the Indenture Trustee;

          (2) the Securities Intermediary may be removed at any time by the Company; and

          (3) if the Securities Intermediary fails to perform any of its material obligations hereunder in any material respect for a period of not less than 20 days after receiving written notice of such failure by the Purchase Contract Agent and such failure shall be continuing, the Securities Intermediary may be removed by the Purchase Contract Agent.

The Purchase Contract Agent shall promptly notify the Company of any removal of the Securities Intermediary under clause (3) of the immediately preceding sentence. Upon any such resignation or removal, the Company shall have the right to appoint a successor Securities Intermediary. If no successor Securities Intermediary shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Securities Intermediary's giving of notice of resignation or such removal, then the retiring Securities Intermediary may petition any court of competent jurisdiction for the appointment of a successor Securities Intermediary. The Securities Intermediary shall be a bank which has an office in New York, New York with a combined capital and surplus of at least $50,000,000 and shall not be the Purchase Contract Agent or any of its affiliates. Upon the acceptance of any appointment as Securities Intermediary hereunder by a successor Securities Intermediary, such successor Securities Intermediary shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Securities Intermediary, and the retiring Securities Intermediary shall take all appropriate action to transfer any money and property held by it hereunder (including the Collateral) to such successor Securities Intermediary. The retiring Securities Intermediary shall, upon such succession, be discharged from its duties and obligations as Securities Intermediary hereunder. After any retiring Securities Intermediary's resignation hereunder as Securities Intermediary, the provisions of this Section 9 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Securities Intermediary.

     Section 9.9 Right to Appoint Agent or Advisor

          The Collateral Agent shall have the right to appoint agents or advisors in connection with any of its duties hereunder, and the Collateral Agent shall not be liable for any action taken or omitted by, or in reliance upon the advice of, such agents or advisors selected in good faith. The appointment of agents under this Section 9.9 shall be subject to prior consent of the Company, which consent shall not be unreasonably withheld.

     Section 9.10 Survival

          The provisions of this Section 9 shall survive termination of this Agreement and the resignation or removal of the Collateral Agent or the Securities Intermediary.

     Section 9.11 Exculpation

          Anything contained in this Agreement to the contrary notwithstanding, in no event shall the Collateral Agent or the Securities Intermediary or their officers, directors, employees or agents be liable under this Agreement to any third party for indirect, special, punitive or consequential loss or damage of any kind whatsoever, including lost profits, whether or not the likelihood of such loss or damage was known to the Collateral Agent or the Securities Intermediary, or any of them, incurred without any act or deed that is found to be attributable to gross negligence or willful misconduct on the part of the Collateral Agent or the Securities Intermediary.

Section 10 Amendment

     Section 10.1 Amendment Without Consent of Holders

          Without the consent of any Holders, the Company (when authorized by a Board Resolution), the Collateral Agent, the Securities Intermediary and the Purchase Contract Agent, at any time and from time to time, may amend this Agreement, in form satisfactory to the Company, the Collateral Agent, the Securities Intermediary and the Purchase Contract Agent, to:

          (1) evidence the succession of another Person to the Company, and the assumption to by any such successor of the covenants of the Company;

          (2) evidence and provide for the acceptance of appointment hereunder by a successor Collateral Agent, Securities Intermediary or Purchase Contract Agent;

          (3) add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company, provided such covenants or such surrender do not adversely affect the validity, perfection or priority of the Pledge created hereunder; or

          (4) cure any ambiguity (or formal defect), to correct or supplement any provisions herein which may be inconsistent with any other such provisions herein, or to make any other provisions with respect to such matters or questions arising under this Agreement, provided such action shall not adversely affect the interests of the Holders.

     Section 10.2 Amendment with Consent of Holders

          With the consent of the Holders of not less than a majority of the Purchase Contracts at the time outstanding, by Act of said Holders delivered to the Company, the Purchase Contract Agent, the Securities Intermediary and the Collateral Agent, the Company, when duly authorized by a Board Resolution, the Purchase Contract Agent, the Securities Intermediary and the Collateral Agent may amend this Agreement for the purpose of modifying in any manner the provisions of this Agreement or the rights of the Holders in respect of the Securities; provided, however, that no such supplemental agreement shall, without the unanimous consent of the Holders of each Outstanding Security adversely affected thereby,

          (1) change the amount or type of Collateral underlying a Security, impair the right of the Holder of any Security to receive distributions on the underlying Collateral or otherwise adversely affect the Holder's rights in or to such Collateral;

          (2) otherwise effect any action that would require the consent of the Holder of each Outstanding Security affected thereby under the Purchase Contract Agreement if such action were effected by an agreement supplemental thereto; or

          (3) reduce the percentage of Purchase Contracts the consent of whose Holders is required for any such amendment;

provided that if any amendment or proposal referred to above would adversely affect only the Corporate Units or only the Treasury Units, then only the affected class of Holder as of the record date for the Holders entitled to vote thereon will be entitled to vote on such amendment or proposal, and such amendment or proposal shall not be effective except with the consent of Holders of not less than a majority of such class; provided, further, that the unanimous consent of the Holders of each outstanding Purchase Contract of such class affected thereby shall be required to approve any amendment or proposal specified in clauses (1) through (3) above.

          It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such Act shall approve the substance thereof.

     Section 10.3 Execution of Amendments

          In executing any amendment permitted by this Section, the Collateral Agent, the Securities Intermediary and the Purchase Contract Agent shall be entitled to receive and (subject to Section 7.1 of the Purchase Contract Agreement with respect to the Purchase Contract Agent) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent, if any, to the execution and delivery of such amendment have been satisfied.

     Section 10.4 Effect of Amendments

          Upon the execution of any amendment under this Section, this Agreement shall be modified in accordance therewith, and such amendment shall form a part of this Agreement for all purposes; and every Holder of Certificates theretofore or thereafter authenticated, executed on behalf of the Holders and delivered under the Purchase Contract Agreement shall be bound thereby.

     Section 10.5 Reference to Amendments

          Certificates authenticated, executed on behalf of the Holders and delivered after the execution of any amendment under this Section may, and shall if required by the Collateral Agent or the Purchase Contract Agent, bear a notation in form approved by the Purchase Contract Agent and the Collateral Agent as to any matter provided for in such amendment. If the Company shall so determine, new Security Certificates so modified as to conform, in the opinion of the Collateral Agent, the Purchase Contract Agent and the Company, to any such amendment may be prepared and executed by the Company and authenticated, executed on behalf of the Holders and delivered by the Purchase Contract Agent in accordance with the Purchase Contract Agreement in exchange for Outstanding Security Certificates.

Section 11 Miscellaneous

     Section 11.1 No Waiver

          No failure on the part of the Collateral Agent or any of its agents to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Collateral Agent or any of its agents of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

     Section 11.2 Governing Law

          This agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

          The Company, the Collateral Agent, the Securities Intermediary and the Holders from time to time of the Securities, acting through the Purchase Contract Agent as their attorney-in-fact, hereby submit to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York City (subject to the acceptance of such jurisdiction by any such court) for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Company, the Collateral Agent, the Securities Intermediary and the Holders from time to time of the Securities, acting through the Purchase Contract Agent as their attorney-in-fact, irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

     Section 11.3 Notices

          All notices, requests, consents and other communications provided for herein (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telecopy) delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof or, as to any party, at such other address as shall be designated by such party in a notice to the other parties. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

     Section 11.4 Successors and Assigns

          This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Company, the Collateral Agent, the Securities Intermediary and the Purchase Contract Agent, and the Holders from time to time of the Securities, by their acceptance of the same, shall be deemed to have agreed to be bound by the provisions hereof and to have ratified the agreements of, and the grant of the Pledge hereunder by, the Purchase Contract Agent.

     Section 11.5 Counterparts

          This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

     Section 11.6 Severability

          If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

     Section 11.7 Expenses, etc.

          The Company agrees to reimburse the Collateral Agent and the Securities Intermediary for:

          (1) all reasonable costs and expenses of the Collateral Agent and the Securities Intermediary (including, without limitation, the reasonable fees and expenses of counsel to the Collateral Agent and the Securities Intermediary), in connection with (i) the negotiation, preparation, execution and delivery or performance of this Agreement and (ii) any modification, supplement or waiver of any of the terms of this Agreement;

          (2) all reasonable costs and expenses of the Collateral Agent and the Securities Intermediary (including, without limitation, reasonable fees and expenses of counsel) in connection with (i) any enforcement or proceedings resulting or incurred in connection with causing any Holder of Securities to satisfy its obligations under the Purchase Contracts forming a part of the Securities and (ii) the enforcement of this Section 11.7; and

          (3) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any other document referred to herein and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated hereby.

     Section 11.8 Security Interest Absolute

          All rights of the Collateral Agent and security interests hereunder, and all obligations of the Holders from time to time hereunder, shall be absolute and unconditional irrespective of:

          (1) any lack of validity or enforceability of any provision of the Purchase Contracts or the Securities or any other agreement or instrument relating thereto;

          (2) any change in the time, manner or place of payment of, or any other term of, or any increase in the amount of, all or any of the obligations of Holders of the Securities under the related Purchase Contracts, or any other amendment or waiver of any term of, or any consent to any departure from any requirement of, the Purchase Contract Agreement or any Purchase Contract or any other agreement or instrument relating thereto; or

          (3) any other circumstance which might otherwise constitute a defense available to, or discharge of, a borrower, a guarantor or a pledgor.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

     DOMINION RESOURCES, INC.
                                               ---------------------------------
                                                  , not individually but solely
                                               ---
                                               as Purchase Contract Agent and as
                                               attorney-in-fact of the Holders
                                               from time to time of the
                                               Securities


     By:                                       By:
         ------------------------------            -----------------------------
     Name:                                     Name:
     Title:                                    Title:

Address for Notices:                      Address for Notices

     120 Tredegar Street
     Richmond, Virginia 23219                  ---------------------------------

                                               ---------------------------------

Attention: Treasurer                      Attention:
     Telecopy: (804)819-2211                         ---------------------------

                                               ---------------------------------

     ----------------------------------        ---------------------------------
         , as Collateral Agent                     , as Securities Intermediary
     ----                                      ----


     By:                                       By:
         ------------------------------            -----------------------------
     Name:                                     Name:
     Title:                                    Title:

Address for Notices:                      Address for Notices:

     ----------------------------------        ---------------------------------

     ----------------------------------        ---------------------------------

Attention:                                Attention:
           ----------------------------              ---------------------------
     Telecopy:                                 Telecopy:
               ------------------------                  -----------------------

                                                                       EXHIBIT A

                                   INSTRUCTION
                          FROM PURCHASE CONTRACT AGENT
                               TO COLLATERAL AGENT
                        (Establishment of Treasury Units)

                                         , as Collateral Agent
     ------------------------------------

     ----------------------------

     ----------------------------

     Attention:
                -----------------
     Telecopy:
               ------------------

          Re:               Equity Income Securities of Dominion Resources, Inc.
               ------------
               (the "Company")

          Please refer to the Pledge Agreement dated as of            , 20
                                                           -----------    --
     (the "Pledge Agreement"), among the Company, you, as Collateral Agent,
                                           , as Securities Intermediary, and the
     --------------------------------------
     undersigned, as Purchase Contract Agent and as attorney-in-fact for the holders of Equity Income Securities from time to time. Capitalized terms used herein but not defined shall have the meaning set forth in the Pledge Agreement.

          We hereby notify you in accordance with Section 5.2 of the Pledge Agreement that the holder of securities named below (the "Holder") has
     elected to substitute $           Value of Treasury Securities in exchange
                            ----------
     for an equal Value of Pledged Senior Notes and has delivered to the undersigned a notice stating that the Holder has Transferred such Treasury Securities to the Securities Intermediary, for credit to the Collateral Account.

          We hereby request that you instruct the Securities Intermediary, upon confirmation that such Treasury Securities have been credited to the Collateral Account, to release to the undersigned an equal Value of Pledged Senior Notes in accordance with Section 5.2 of the Pledge Agreement.

                                                                               ,
                                               --------------------------------
                                               as Purchase Contract Agent


Date:                                          By:
      ------------------                           -----------------------------
                                                   Name:
                                                   Title:

     Please print name and address of Holder electing to substitute Treasury Securities or security entitlements thereto for the Pledged Senior Notes:


------------------------                       ---------------------------------
          Name                                 Social Security or other
                                               Taxpayer Identification Number,
                                               if any
------------------------
         Address

------------------------

------------------------

                                                                       EXHIBIT B

                                   INSTRUCTION
                              FROM COLLATERAL AGENT
                           TO SECURITIES INTERMEDIARY
                        (Establishment of Treasury Units)

                                         , as Securities Intermediary
     ------------------------------------

     ----------------------------

     ----------------------------

     Attention:
                -----------------
     Telecopy:
               ------------------

          Re:               Equity Income Securities of Dominion Resources, Inc.
               ------------
               (the "Company")

               Securities Account No.            entitled
                                      ----------
               "                                      , as Collateral Agent,
                --------------------------------------
                    Securities Account (Dominion Resources, Inc.)" (the
               ----
               "Collateral Account")

          Please refer to the Pledge Agreement, dated as of            , 20
                                                            -----------    --
     (the "Pledge Agreement"), among the Company, you, as Securities
     Intermediary,                                       , as Purchase Contract
                   --------------------------------------
     Agent and as attorney-in-fact for the holders of Equity Income Securities from time to time, and the undersigned, as Collateral Agent. Capitalized terms used herein but not defined shall have the meanings set forth in the Pledge Agreement.

          When you have confirmed that $           Value of Treasury Securities
                                        ----------
     has been credited to the Collateral Account by or for the benefit of
              , as Holder of Equity Income Securities (the "Holder"), you are
     ---------
     hereby instructed to release from the Collateral Account an equal Value of Senior Notes by Transfer to the Purchase Contract Agent.

                                                                               ,
                                               --------------------------------
                                               as Collateral Agent

Date:                                          By:
      ------------------                           -----------------------------
                                                   Name:
                                                   Title:

     Please print name and address of Holder:


------------------------                       ---------------------------------
          Name                                 Social Security or other
                                               Taxpayer Identification Number,
                                               if any
------------------------
         Address

------------------------

------------------------

                                                                       EXHIBIT C

                                   INSTRUCTION
                          FROM PURCHASE CONTRACT AGENT
                               TO COLLATERAL AGENT
                      (Reestablishment of Corporate Units)

                                         , as Collateral Agent
     ------------------------------------

     ----------------------------

     ----------------------------

     Attention:
                -----------------
     Telecopy:
               ------------------

          Re:               Equity Income Securities of Dominion Resources, Inc.
               ------------
               (the "Company")

          Please refer to the Pledge Agreement, dated as of            , 20
                                                            -----------    --
     (the "Pledge Agreement"), among the Company, you, as Collateral Agent,
                                           , as Securities Intermediary, and the
     --------------------------------------
     undersigned, as Purchase Contract Agent and as attorney-in-fact for the holders of Equity Income Securities from time to time. Capitalized terms used herein but not defined shall have the meanings set forth in the Pledge Agreement.

          We hereby notify you in accordance with Section 5.3(a) of the Pledge Agreement that the holder of securities listed below (the "Holder") has
     elected to substitute $           Value of Senior Notes or security
                            ----------
     entitlements thereto in exchange for $           Value of Pledged Treasury
                                           ----------
     Securities and has delivered to the undersigned a notice stating that the Holder has Transferred such Senior Notes or security entitlements thereto to the Securities Intermediary, for credit to the Collateral Account.

          We hereby request that you instruct the Securities Intermediary, upon confirmation that such Senior Notes or security entitlements thereto have been credited to the Collateral Account, to release to the undersigned
     $           Value of Treasury Securities or security entitlements thereto
      ----------
     related to       Treasury Units of such Holder in accordance with Section
                -----
     5.3(a) of the Pledge Agreement.

                                                                               ,
                                               --------------------------------
                                               as Purchase Contract Agent


Date:                                          By:
      ------------------                           -----------------------------
                                                   Name:
                                                   Title:

     Please print name and address of Holder electing to substitute Pledged Senior Notes or security entitlements thereto for Pledged Treasury
     Securities:


------------------------                       ---------------------------------
          Name                                 Social Security or other
                                               Taxpayer Identification Number,
                                               if any
------------------------
         Address

------------------------

------------------------

                                                                       EXHIBIT D

                                   INSTRUCTION
                              FROM COLLATERAL AGENT
                           TO SECURITIES INTERMEDIARY
                      (Reestablishment of Corporate Units)

                                         , as Securities Intermediary
     ------------------------------------

     ----------------------------

     ----------------------------

     Attention:
                -----------------
     Telecopy:
               ------------------

          Re: ____________ Equity Income Securities of Dominion Resources, Inc. (the "Company")

               Securities Account No.            entitled
                                      ----------
               "                                      , as Collateral Agent,
                --------------------------------------
                    Securities Account (Dominion Resources, Inc.)" (the
               ----
               "Collateral Account")

          Please refer to the Pledge Agreement, dated as of            , 20
                                                            -----------    --
     (the "Pledge Agreement"), among the Company, you, as Securities
     Intermediary,                                       , as Purchase Contract
                   --------------------------------------
     Agent and as attorney-in-fact for the holders of Equity Income Securities from time to time, and the undersigned, as Collateral Agent. Capitalized terms used herein but not defined shall have the meanings set forth in the Pledge Agreement.

          When you have confirmed that $          Value of Senior Notes or
                                        ---------
     security entitlements thereto has been credited to the Collateral Account
     by or for the benefit of          , as Holder of Equity Income Securities
                              ---------
     (the "Holder"), you are hereby instructed to release from the Collateral
     Account $           Value of Treasury Securities or security entitlements
              ----------
     thereto by Transfer to the Purchase Contract Agent.

                                                                               ,
                                               --------------------------------
                                               as Collateral Agent


Date:                                          By:
      ------------------                          ------------------------------
                                                  Name:
                                                  Title:

     Please print name and address of Holder:


------------------------                       ---------------------------------
          Name                                 Social Security or other
                                               Taxpayer Identification Number,
                                               if any
------------------------
         Address

------------------------

------------------------

                                                                       EXHIBIT E

                            NOTICE OF CASH SETTLEMENT
                          FROM SECURITIES INTERMEDIARY
                           TO PURCHASE CONTRACT AGENT
                            (Cash Settlement Amounts)

                                         , as Purchase Contract Agent
     ------------------------------------

     ----------------------------

     ----------------------------

     Attention:
                -----------------
     Telecopy:
               ------------------

          Re:               Equity Income Securities of Dominion Resources, Inc.
               ------------
               (the "Company")

          Please refer to the Pledge Agreement, dated as of            , 20
                                                            -----------    --
     (the "Pledge Agreement"), among you, the Company,
                                           , as Collateral Agent and the
     --------------------------------------
     undersigned, as Securities Intermediary. Unless otherwise defined herein, terms defined in the Pledge Agreement are used herein as defined therein

          In accordance with Section [5.5(d)] [5.5(e)] of the Pledge Agreement, we hereby notify you that as of 11:00 a.m., [on the fifth Business Day immediately preceding the Purchase Contract Settlement Date] [on the Business Day immediately preceding the Purchase Contract Settlement Date], we have received [$________ in immediately available funds paid in an aggregate amount equal to the Purchase Price to the Company on the Purchase Contract Settlement Date with respect to __________ Corporate Units] [$_________ in immediately available funds paid in an aggregate amount equal to the Purchase Price to the Company on the Purchase Contract Settlement Date with respect to ______ Treasury Units.]


                                                                               ,
                                               --------------------------------
                                               as Securities Intermediary


Date:                                          By:
      ------------------                          ------------------------------
                                                  Name:
                                                  Title: